Exhibit 2

NUMBER	WARRANTS
[]	[]
SCM MICROSYSTEMS, INC.
WARRANT CERTIFICATE
THIS CERTIFIES THAT, for value received,                                                              is the registered holder (the “Holder”) of the number of Warrants stated herein, expiring at 5:00 p.m., Pacific Time, [5 YEAR ANNIVERSARY OF CLOSING DATE], 2014, to purchase one (1) fully paid and non-assessable share of common stock, par value $.001 per share (“Common Stock”), of SCM Microsystems, Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.
     1. Exercise Price
          a. The Warrants shall entitle the registered Holder of this Warrant Certificate, subject to the provisions of this Warrant Certificate, to purchase from the Company the number of shares of Common Stock stated herein, at the price of $3.00 per whole share, subject to the adjustments provided in Section 4 hereof (the “Exercise Price”).
          b. No fraction of a share of Common Stock will be issued upon any exercise of any Warrant. If the registered Holder would be entitled to receive a fraction of a share of Common Stock upon any exercise of a Warrant, the Company shall, upon such exercise, pay to the registered Holder an amount of cash equal to the product of such fraction multiplied by the Current Market Price on the date of such exercise. The “Current Market Value” shall mean the volume weighted average of the reported closing price (or, if no closing sale price is reported, the average of the bid and ask prices, or, if more than one in either case, the average of the average bid and the average asked prices) per share of the Common Stock for the thirty (30) trading days ending on the trading day immediately preceding the date as of which such value is to be determined, as reported in composite transactions for the NASDAQ Stock Market or, if the shares of Common Stock are not listed for trading on such stock exchange, the price determined in good faith by the Board of Directors of the Company.
          c. Upon any exercise of the Warrants evidenced by this Warrant Certificate for less than the total number of Warrants evidenced by this Warrant Certificate, there shall be issued to the registered Holder hereof a new Warrant Certificate covering the number of Warrants for which this Warrant Certificate has not been exercised.
     2. Duration of Warrants. Each Warrant evidenced by this Warrant Certificate may be exercised only during the period (“Exercise Period”) commencing on [3 YEAR ANNIVERSARY OF CLOSING DATE], 2012, and terminating at 5:00 p.m., Pacific time, on [5 YEAR ANNIVERSARY OF CLOSING DATE], 2014, (the “Expiration Date”). Each Warrant evidenced by this Warrant Certificate that is not exercised on or before the Expiration Date shall become void, and all rights in and to any such Warrant and this Warrant Certificate shall cease at the close of business on the Expiration Date. Neither the Transfer Agent, nor the Company or

any of its directors, officers or other affiliates, shall have any obligation to inform or remind the Holder of the expiration of any of the Warrants.
     3. Exercise of Warrants.
          a. The registered Holder (and only the registered Holder) may exercise all or any portion of the Warrants evidenced by this Warrant Certificate by delivering, not later than 5:00 P.M., Pacific time, on any Business Day during the Exercise Period (the “Exercise Date”) to American Stock Transfer and Trust Company (the “Transfer Agent,” which term includes any successor Transfer Agent) at its corporate trust department at ___, each of the following: (i) this Warrant Certificate, (ii) a subscription form substantially in the form attached hereto as Exhibit A (the “Subscription Form”) which has been duly and properly executed by the registered Holder, (iii) an amount equal to the aggregate Exercise Price for the number of full shares of Common Stock as to which Warrants are exercised, and (iv) any and all applicable withholding taxes due in connection with the exercise of the Warrants.
          b. If any of (i) this Warrant Certificate, (ii) the Subscription Form, or (iii) the applicable aggregate Exercise Price with respect to any exercise of Warrants is received by the Transfer Agent after 5:00 P.M., Pacific time, the Warrants to be exercised will be deemed to have been received for exercise and exercised on the Business Day next succeeding the date on which all such items were received and such date shall be the Exercise Date for purposes hereof. If the date such items are received is not a Business Day, the Warrants to be exercised will be deemed to be received for exercise and exercised on the next succeeding day that is a Business Day and such date shall be the Exercise Date. If any Warrants to be exercised are received or deemed to have been received after 5:00 P.M., Pacific time, on the Expiration Date, the exercise of such Warrants will be null and void and any funds delivered to the Transfer Agent will be returned to the registered Holder as soon as reasonably practicable. In no event will interest accrue on any funds paid to or deposited with the Transfer Agent in respect of any exercise or attempted exercise of any Warrants. The validity of any exercise of Warrants will be determined in good faith by the Transfer Agent in its sole discretion and such determination will be final and binding upon the Holder and the Company, subject to manifest error. In the event the Transfer Agent determines any exercise of Warrants to be invalid, the Transfer Agent will use commercially reasonable efforts to provide notice of such determination and its basis for such determination to the Holder; provided that neither the Company nor any of its directors, officers or affiliates shall have any obligation to inform the Holder of the invalidity of any exercise of Warrants; provided, further, that none of the Transfer Agent, the Company or any of their respective directors, officers or affiliates shall have any liability whatsoever to Holder or any of Holder’s successors or assigns as a result of any determination as to the validity or invalidity of any exercise of Warrants or any failure or delay in providing any such notice, other than the obligation to effect the exercise of Warrants upon a showing of manifest error pursuant to the immediately preceding sentence.
          c. As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

          d. The Company and the Transfer Agent may deem and treat the registered Holder as the sole and absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of any Warrant evidenced by this Warrant Certificate, of any distribution with respect to any Warrants evidenced by this Warrant Certificate, and for all other purposes, and neither the Company, nor the Transfer Agent, shall be affected by any notice to the contrary.
     4. Adjustments. In the event the Company shall fix a record date for the effectuation of a reclassification, split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable to all holders of the Common Stock in additional shares of Common Stock or other securities or rights convertible into, or entitling all holders of the outstanding Common Stock to receive directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”), in each case, without payment of any consideration by holders for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) (collectively, a Distribution”), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Exercise Price per share of Common Stock shall be appropriately decreased and the number of shares of Common Stock issuable upon any exercise subsequent to such adjustment of any Warrants evidenced by this Warrant Certificate shall be appropriately increased, in both cases in the same proportion as the increase in the outstanding shares of Common Stock due to the Distribution. If the number of shares of Common Stock outstanding shall be decreased by a combination of the outstanding shares of Common Stock or similar event (a “Combination”), the Exercise Price per share of Common Stock shall be appropriately increased and the number of shares of Common Stock issuable upon any exercise subsequent to such adjustment of any Warrants evidenced by this Warrant Certificate shall be appropriately decreased, in both cases in the same proportion as the decrease in outstanding shares of Common Stock due to the Combination. If any Distribution, Combination or other split, subdivision, dividend or distribution of the type described in this Section 4 is declared but not made, the number of shares of Common Stock issuable upon the exercise of any Warrants evidenced by this Warrant Certificate and the applicable Exercise Price per share of Common Stock shall again be adjusted to that number of shares of Common Stock that would be issuable upon exercise of each Warrant and the Exercise Price that would have been in effect if such Distribution, Combination or other split, subdivision, dividend or distribution had not been declared. As soon as reasonably practicable after any such Distribution or Combination, unless information regarding the Distribution or Combination is publicly available, the Company will use commercially reasonable efforts to provide notice to the Holder (at the address of such Holder in the Company’s records) of any such Distribution or Combination; provided, that neither the Company nor any of its directors, officers or affiliates shall have any liability to Holder or any of Holder’s successors or assigns as a result of any failure or delay in providing any such notice.
     5. Merger, Consolidation or Sale. If at any time there shall be a sale of all or substantially all of the Company’s properties and assets to any other person, or a merger or consolidation of the Company with and into another corporation pursuant to which the Company is not the surviving entity and stockholders of the Company immediately prior to such merger or consolidation control less than 50% of the voting securities of the surviving corporation (a “Sale”), then, as a part of such Sale, lawful and reasonable provision shall be made so that the

Holder of this Warrant shall thereafter be entitled to receive, upon exercise and surrender, if required, of the Warrants evidenced by this Warrant Certificate, during the period specified herein in accordance with the terms of this Warrant Certificate, the number of shares of common stock or other securities or property of the surviving or successor corporation resulting from the Sale that a holder of the shares deliverable upon exercise of the Warrants evidenced by this Warrant Certificate would have been entitled to receive in such Sale if the Warrants evidenced by this Warrant Certificate had been exercised immediately prior to the Sale. In any such case, if necessary, appropriate adjustment shall be made to the Exercise Price of the Warrants evidenced by this Warrant Certificate so that the aggregate Exercise Price of the Warrants evidenced by this Warrant Certificate (as adjusted in accordance with the immediately preceding sentence) shall remain substantially the same.
     6. Transfer Restrictions. This Warrant Certificate, the Warrants represented hereby and any and all other rights hereunder are not transferable by the Holder without the prior written consent of the Company. In order to enforce the foregoing restriction, the Company may impose stop transfer instructions with respect to the shares of Common Stock issuable upon the exercise of any Warrant evidenced by this Warrant Certificate. Notwithstanding the foregoing, subject to providing prior written notice to the Company, the registered Holder shall be permitted to transfer the Warrants evidenced by this Warrant Certificate (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of such registered Holder or the immediate family of such registered Holder, or (c) by will or intestate succession, provided that, in each case, (i) the registered Holder and such transferee comply with Section 7 hereof and (ii) any such transfer shall not involve a disposition for value. For purposes of this Section, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     7. Transfer and Replacement Procedures.
          a. In the event of a permitted transfer of any or all of the Warrants evidenced by this Warrant Certificate, such transfer will be made on the registry maintained for such purpose at the principal office of the Company only upon (i) surrender to the Company of this Warrant Certificate duly and properly endorsed by the registered Holder, (ii) payment by the Holder of any necessary transfer tax or other governmental charge imposed upon such transfer (with reasonable evidence of such payment provided to the Company), and (iii) receipt by the Company from the registered Holder and the proposed transferee of an Assignment Agreement substantially in the form attached as Exhibit B hereto that have been duly and properly executed by the registered Holder and the transferee. Upon due presentment of the items described in (i)-(iii) above, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants as this Warrant Certificate will be issued to the transferee and the registered Holder, as applicable, in exchange for this Warrant Certificate and thereafter this Warrant Certificate will be cancelled. Until a transfer of this Warrant Certificate is duly registered on the books of the Company, as described above, the Company may treat the registered Holder hereof as the owner for all purposes.
          b. Upon receipt by the Company of (i) evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, (ii) in case of loss, theft or destruction, an indemnity agreement and/or security from the registered Holder reasonably satisfactory to the Company, (iii) in the case of mutilation, this

Warrant Certificate for surrender and cancellation, and (iv) reimbursement from the Holder of all reasonable expenses incidental thereto, the Company will make and deliver to the registered Holder a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants as this Warrant Certificate dated as of the date of such cancellation (but without any change in the Expiration Date), in lieu of this Warrant Certificate.
     8. Share Rights. The accrual of dividends, if any, on the shares of Common Stock issued upon the exercise of any Warrant evidenced by this Warrant Certificate will be governed by the terms generally applicable to Common Stock. Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the any Holder hereof or thereof to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
     9. Miscellaneous.
          a. Authorized Shares. The Company covenants that during the period that any Warrant remains outstanding under this Warrant Certificate it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the exercise of the purchase rights under this Warrant Certificate.
          b. Governing Law; Construction. This Warrant Certificate shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, without regard to any principles of choice of law or conflicts of law. The descriptive headings of the several sections of this Warrant Certificate are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.
          c. Expiration. This Warrant Certificate shall be void and any and all Warrants and other rights represented hereby shall cease to the extent that the Warrants are not exercised on or before the Expiration Date.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date set forth below.
SCM MICROSYSTEMS, INC.

By:
Name:
Title:
                              , 2009
COUNTERSIGNED:
AMERICAN STOCK TRANSFER AND TRUST COMPANY,
as Transfer Agent

By:
Name:
Title:

Exhibit A
SUBSCRIPTION FORM
(To Be Executed by the Registered Holder in Order to Exercise Warrants)
The undersigned registered Holder of Warrant Certificate number                          , hereby irrevocably elects to exercise                           Warrants represented by such Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and hereby requests that certificates for such shares of Common Stock be issued in the name of and to be delivered to:

(PLEASE TYPE OR PRINT NAME AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and, if such number of Warrants shall not be all the Warrants evidenced by such Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered Holder at the address stated below:
Dated:

(SIGNATURE OF REGISTERED HOLDER)

(NAME AND TITLE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)
THE SIGNATURE ON THIS SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THE WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NASDAQ STOCK EXCHANGE.

Exhibit B
ASSIGNMENT AGREEMENT
(To Be Executed by the Registered Holder in Order to Assign Warrants)
For value received, the undersigned registered Holder of Warrant Certificate number                                          hereby sells, assigns, and transfers unto:

(PLEASE TYPE OR PRINT NAME AND ADDRESS OF TRANSFEREE)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF TRANSFEREE)
                     of the Warrants represented by such Warrant Certificate, and hereby irrevocably constitutes and appoints the Company, as its attorney, to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.
Dated:

(SIGNATURE OF REGISTERED HOLDER)

(NAME AND TITLE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)
THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THE WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NASDAQ STOCK EXCHANGE.
The undersigned transferee of Warrants represented by such Warrant Certificate hereby irrevocably agrees to be bound by the terms and conditions of the Warrant Certificate and any Warrant Certificate issued in replacement thereof.
Dated:

(SIGNATURE OF REGISTERED HOLDER)

(NAME AND TITLE)